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 Exhibit 3.1.8
                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                             ARTHUR TREACHER'S, INC.

To the Secretary of State:

         Pursuant to the provisions of the Utah law, the undersigned corporation hereby amends its Articles of Incorporation, and for that purpose, submits the following statements:

(1)  The name of the corporation is Arthur Treacher's, Inc.

(2)  The text of each amendment adopted is:

                           "FIRST: The name of the corporation is Digital Creative Development Corporation."

                           "FOURTH: The total number of shares of capital stock which the corporation shall have authority to issue is 85,000,000 of which 75,000,000 shall be Common Stock, par value $.01 per share, and 10,000,000 shall be Preferred Stock, par value $0.01 per share."

(3) The First amendment was duly adopted on May 1, 2000 by the shareholders in accordance with the provisions of Section 16-10a-704.

         (a) Of the 15,424,004 shares of Common Stock, $.01 par value, entitled to vote on the amendment, 8,040,470 were represented by a majority of the shareholders by written consent on May 1, 2000; and

         (b) The following number of shares of Common Stock have been voted in favor of and against the adoption of the resolution:

                            8,040,470 shares in Favor
                            0         shares against
                            0         abstain

(4) The Fourth Amendment was duly adopted on May 1, 2000 by the shareholders in accordance with the provisions of Section 16-10a-704.

         (a) Of the 15,424,004 shares of Common Stock, $.01 par value, entitled to vote on the amendment, 8,040,470 were represented by a majority of the shareholders by written consent on May 1, 2000; and


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         (b) The  following  number of shares of Common Stock have been voted in favor of and against the adoption of the resolution:

                            8,040,470 shares in Favor
                            0         shares against
                            0         abstain


The number of votes casted for each amendment was sufficient for the approval of each amendment by a majority of the shareholders entitled to vote thereon.


                                             [Signature Page Follows]


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Dated:   July 27, 2000

                                               ARTHUR TREACHER'S INC

                                               By:      /s/ Bruce Galloway
                                                        Name: Bruce Galloway
                                                        Title: Chairman and CEO